Table 1


                                                  Percent of           Amount
Filing Person                   Shares            Outstanding         of Funds
-------------                   ------            -----------         --------

Jamie Coppedge                   133,250               1.2%                 $0*
H. Whit Ehrler                   173,334              0.2%*             $50,000
Christopher Kuhn                 120,000              0.1%*             $40,000
Chris Lynch                      133,250               1.2%                 $0*
Donna McDaniels                  209,532               1.9%                 $0*
Marvin McDaniels                 209,533               1.9%                 $0*
Jerry Rutherford               1,296,569              11.7%            $178,000
Ross Summers                     509,502               4.7%             $90,000
Jeffrey Wasson                 1,692,067              15.6%                 $0*


*Received as a grant from the Company

*Includes number of shares underlying stock option exercisable within sixty (60) days.